Exhibit 99.1

ToughBuilt Industries Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Irvine, CA (May 24, 2024) – ToughBuilt Industries, Inc. (NASDAQ: TBLT) (the “Company”) today announced that it has received a written notice (the “Notice”) on May 22, 2024, from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) and because the Company remains delinquent in filing its Form 10-K for the year ended December 31, 2023 (the "Form 10-K"), it is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the "SEC").

This Notice has no immediate effect on the listing of the Company's shares on Nasdaq. However, if the Company fails to timely regain compliance with the Rule, the Company's common stock will be subject to delisting from Nasdaq.

As previously disclosed in the Company’s Current Report on Form 8-K filed on April 25, 2024, the Company received a separate delinquency notification (the “Initial Notice”) from Nasdaq, advising the Company that due to the Company’s failure to timely file its Form 10-K, the Company is not in compliance with the Rule. In the Initial Notice and reiterated by Nasdaq in the May 22, 2024 Notice, the Company has 60 days, or until June 8, 2024, to submit a plan to Nasdaq to regain compliance with respect to the late Form 10-K and Form 10-Q. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of its Form 10-K, or until October 14, 2024, to file the late Form 10-K and Form 10-Q to regain compliance with the Rule.

The Company intends to submit its plan to Nasdaq no later than June 8, 2024. If Nasdaq does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently to complete its Form 10-K and Form 10-Q and will provide an update once more information is available.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an innovative advanced product developer, manufacturer, and distributor with an emphasis on innovative products, currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name within the global multibillion-dollar per year tool market industry. Our in-house design team creates all our products. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative and of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

Forward-Looking Statement

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include the expected timing of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, the potential submission of a plan to Nasdaq and the potential for Nasdaq to accept such plan or grant the Company an exception period or the success of any hearing process, and the Company’s ability to regain compliance with the Nasdaq continued listing standards. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of ToughBuilt Industries may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, the resulting effects on the Company’s reported financial results and the delay in the Company’s reporting of its financial results and filing of its Form 10-K and Form 10-Q with the SEC, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules, the possibility that the Nasdaq may delist the Company’s common stock. More detailed information about the ToughBuilt Industries and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K. Investors and security holders are urged to read these documents, as well as other documents we file with the SEC, free of charge on the SEC’s website at http://www.sec.gov and also available through the Company’s website at www.toughbuilt.com.  The contents of our website are not incorporated by reference into this press release. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications
toughbuilt@kcsa.com

ToughBuilt Press & Media Contact:
pr@toughbuilt.com